__________, 1999                                                   $____________

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to the order of Bell Sports Corp., a Delaware corporation ("Payee"), the principal amount of _______________________ Dollars ($___________). Such loan shall be full recourse to the Maker and shall bear interest at an annual rate of 7% and shall be repaid in five annual installments payable on ____________ __ of each of 1999, 2000, 2001, 2002 and 2003, the first four installments of which shall each be in the amount of $___________ and the fifth installment of which shall be in the amount of $___________; provided, however, that all or any portion of the principal amount and accrued interest due on this Promissory Note may be prepaid at any time without premium or penalty at the option of the Maker, such prepayments to be applied against unpaid installments in inverse order of maturity, latest to earliest.

     If Maker's employment with Payee, or, if Maker is employed solely by any subsidiary of Payee, with such subsidiary, terminates for any reason, the provisions of Section 8 of the Bell Sports Corp. Investment and Incentive Plan shall apply.

     Upon an "event of default" (as hereinafter defined), the holder hereof may declare the unpaid principal amount and accrued interest hereunder immediately due and payable (unless there shall have occurred an event of default under paragraph (ii) below in which case the entire unpaid principal amount and accrued interest shall automatically become so due and payable). In addition, the holder hereof shall have and may exercise with respect to the Pledged Shares (as hereinafter defined) all rights and remedies of a pledgee of shares of capital stock permitted by applicable law upon an "event of default." An "event of default" shall mean any one of the following events:

     (i) default in the payment of any principal amounts or accrued interest on this Note when such amounts become due and payable, if such default shall continue for five days after the date when due; or

     (ii) (A) the commencement by the Maker of a voluntary case under Title 11 of the United States Code, as from time to time in effect, or the authorization of the commencement of such a voluntary case; or

          (B) the filing against the Maker of a petition commencing an involuntary case under said Title 11; or

          (C) the seeking of relief by the Maker as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or the Maker's consent to or acquiescence in such relief; or

          (D) the entry of an order by a court of competent jurisdiction (1) finding the Maker to be bankrupt or insolvent, (2) ordering or approving any modification or alteration of the rights of the creditors of the Maker, or (3) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of the property of the Maker; or

          (E) the Maker's assignment for the benefit of, or entry into a composition with, the creditors of the Maker, or the Maker's appointment or consent to the appointment of a receiver or other custodian for all or a substantial part of the property of the Maker.

                  On and after the occurrence of an event of default, unpaid principal amounts and accrued interest hereunder shall, to the extent permitted by applicable law, carry interest at a floating rate per annum equal to the base interest rate announced from time to time by [Bank], plus four percent (4%), said interest being payable together with said unpaid principal amounts and accrued interest.

     All payments hereunder shall be made in lawful money of the United States of America at Payee's office in San Jose, California or at such other place as the holder hereof shall designate in writing to Maker.

     The Maker hereby grants to the Payee a security interest in ______ shares of the Series A Preferred Stock of Bell Sports Corp., $.01 par value, issued to the Maker (the "Series A Preferred Pledged Shares"). The Maker hereby grants to the Payee a security interest in _____ shares of the Class A Common Stock of Bell Sports Corp., $.01 par value, issued to the Maker (the "Class A Pledged Shares," and together with the Series A Preferred Pledged Shares, the "Pledged Shares"). Payee will release such security interests in all or any portion of the Pledged Shares upon payment in full of this Promissory Note.

     To perfect such security interests, Maker has delivered to Payee simultaneously herewith Certificate(s) No. ______ evidencing the Pledged Shares, together with a stock power duly endorsed in blank. Prior to the exercise of any right or remedy hereunder by the Payee, Maker shall remain the holder of record of the Pledged Shares with all rights and privileges of such a holder of record under applicable law.

     The Maker hereby waives presentment, demand, notice, protest, and all other demands, notices and defenses (other than payment) in connection with the delivery, acceptance, performance and enforcement of this Promissory Note, and agrees to pay the holder's reasonable legal and other fees and expenses incurred in connection with the enforcement hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand under seal this ____ day of __________________, 1999.


                                        MAKER:________________________
                                              Name: